Exhibit 99.1

NORWOOD FINANCIAL CORP

HOLDS ANNUAL MEETING OF STOCKHOLDERS

FOR IMMEDIATE RELEASE – April 30, 2021

HONESDALE, PENNSYLVANIA

The 150th Annual Meeting of Stockholders of Norwood Financial Corp (Nasdaq-NWFL), parent company of Wayne Bank, was held on Tuesday, April 27, 2021, in a virtual meeting format.

Business conducted at the Annual Meeting included remarks by Chairman of the Board William W. Davis, Jr., who chaired the Annual Meeting. Matters presented to, and approved by, stockholders were the re-election of company directors Lewis J. Critelli, William W. Davis, Jr. and Meg L. Hungerford and the ratification of S.R. Snodgrass, P.C., as the Company’s independent auditors for the fiscal year ending December 31, 2021. The Annual Meeting also included presentations to stockholders from President and Chief Executive Officer, Lewis J. Critelli and Executive Vice President and Chief Financial Officer, William Lance.

Chairman Davis welcomed stockholders and introduced the Directors and Executive Officers present at the meeting. He then turned the meeting over to Mr. Critelli, who conducted the formal business portion of the meeting.

Mr. Lance provided stockholders with a detailed report of the Company’s financial results for the 2020 fiscal year. Among the highlights of the Company’s performance in 2020 cited by Mr. Lance were record earnings of $15.1 million, an increase in the allowance for loan losses, an increase in cash dividends paid to shareholders, the impact on the Company during 2020 from the COVID-19 pandemic and the Company’s acquisition of UpState New York Bancorp, Inc. (“UpState”) which closed on July 7, 2020.

Mr. Critelli’s address included the results for the first quarter of 2021 and a summary of the Company’s participation in various economic stimulus programs. He also addressed how the Company implemented technology to assist customers and employees during the pandemic, and provided insights on the acquisition of UpState. Mr. Critelli noted first quarter earnings were a record level of $5.5 million and earnings per share (diluted) were $0.67 per share. As of March 31, 2021, the Company had total assets of $2.010, total loans outstanding of $1.422 billion, deposits of $1.685 billion, and stockholders’ equity of $195.1 million. Mr. Critelli noted that the Company has a stock repurchase program in place for up to 5% of the Company’s outstanding shares of common stock or approximately 400,000 shares. He also commented on the Company’s 150-year anniversary, which will be celebrated later this year.

At the Company’s annual reorganization meeting, executive appointments for the ensuing year included:

William W. Davis, Jr.	-	Chairman of the Board
Dr. Andrew A. Forte.	-	Vice Chairman of the Board
Lewis J. Critelli	-	President and Chief Executive Officer
William S. Lance	-	Executive Vice President, Chief Financial Officer and Secretary

Norwood Financial Corp, through its subsidiary Wayne Bank, operates fourteen offices in Northeastern Pennsylvania and sixteen offices in Delaware, Sullivan, Ontario, Otsego and Yates Counties, New York. The Company’s stock is traded on the Nasdaq Market, under the symbol, “NWFL”.

The Private Securities Litigation Reform Act of 1995 contains safe harbor provisions regarding forward-looking statements. When used in this discussion, the words “believes”, “anticipates”, “contemplates”, “expects”, and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those projected. Those risks and uncertainties include changes in federal and state laws, changes in interest rates, the risks and uncertainty posed by, and the effect and impact of, the COVID-19 pandemic on the economy and the Company’s results of operation and financial condition, the ability to control costs and expenses, demand for real estate, government fiscal and trade policies, cybersecurity and general economic conditions. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:	William S. Lance
Executive Vice President & Chief Financial Officer
NORWOOD FINANCIAL CORP
570-253-8505
www.waynebank.com